UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2008

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 6, 2008, the Board of Directors of Dover Corporation amended the provisions of Articles II and III of Dover’s Bylaws relating to stockholder proposals and nominations of directors, and the provisions of Article XII relating to indemnification and advancement of expenses, among other matters: (1) to modify the specified periods in advance of stockholder meetings within which stockholders must provide notice of nominations or proposals of other business; (2) to expand the information that must be provided by any stockholder who submits a nomination or proposal of other business to be considered at a meeting to include, for example, a description of any hedging or other transactions entered into by the proponent or any beneficial owner(s) as of the date of the proposal and as of the record date, the intent or effect of which is to increase or decrease the voting power or economic risk of the stockholder or any such beneficial owner(s) with respect to Dover’s stock; (3) to provide that a stockholder proponent or a qualified representative must appear at the stockholder meeting and present the proponent’s nomination or proposal; and (4) to clarify that the rights to indemnification and advancement provided for in Article XII vest when a covered person first becomes a director, officer, employee or agent and not when an action, suit or proceeding that is subject to indemnification and advancement is first threatened, commenced or completed.
The foregoing is only a brief summary of the Bylaws amendments and is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended on November 6, 2008, a copy of which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished as part of this report:

3(ii) Bylaws of Dover Corporation, as amended as of November 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	DOVER CORPORATION (Registrant)

	By:	/s/ Joseph W. Schmidt

Joseph W. Schmidt
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit

3(ii)	Bylaws of Dover Corporation, as amended as of November 6, 2008